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                                                                  EXHIBIT NO. 11

COMPUTATION OF EARNINGS PER COMMON SHARE
FABRI-CENTERS OF AMERICA, INC.

(THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                               THIRTEEN WEEKS ENDED                   TWENTY-SIX WEEKS ENDED
                                                       ------------------------------------    -------------------------------------
                                                          JULY 27,             JULY 29,           JULY 27,              JULY 29,
                                                            1996                 1995               1996                  1995
- ------------------------------------------------------------------------------------------------------------------------------------
PRIMARY LOSS PER SHARE:

Net loss                                                 $     (2,416)        $     (3,334)      $     (1,346)       $      (3,056)
                                                       ===============      ===============    ===============     ================

Weighted average shares of common stock outstanding
   during the period                                       17,775,272           18,373,746         18,022,119           18,372,604
Incremental shares from assumed exercise of stock
   options - primary                                          642,710              801,902            591,876              683,530
                                                       ---------------      ---------------    ---------------     ----------------

                                                           18,417,982           19,175,648         18,613,995           19,056,134
                                                       ===============      ===============    ===============     ================

Primary loss per common share                            $      (0.13)        $      (0.17)      $      (0.07)       $       (0.16)
                                                       ===============      ===============    ===============     ================

LOSS PER SHARE ASSUMING
FULL DILUTION (A):

Net loss                                                 $     (2,416)        $     (3,334)      $    (1,346)        $      (3,056)
Interest expense applicable to 6 1/4% convertible
   subordinated debentures, net of tax                            556                  548              1,113                1,095
                                                       ---------------      ---------------    ---------------     ----------------

Net loss                                                 $     (1,860)        $     (2,786)      $      (233)        $      (1,961)
                                                       ===============      ===============    ===============     ================

Weighted average shares of common stock outstanding
   during the period                                       17,775,272           18,373,746        18,022,119            18,372,604
Incremental shares from assumed exercise of stock
   options - fully diluted                                    670,868              973,222           670,868               982,986
Incremental shares from assumed conversion of 6 1/4%
   convertible subordinated debentures                      2,337,904            2,337,764         2,337,764             2,337,764
                                                       ---------------      ---------------    ---------------     ----------------

                                                           20,783,904           21,684,732        21,030,751            21,693,354
                                                       ===============      ===============    ===============     ================

Net loss per common share
assuming full dilution                                    $     (0.09)        $      (0.13)       $    (0.01)        $      (0.09)
                                                       ===============      ===============    ===============     ================

(A)      This calculation is submitted in accordance with Regulation S-K Item 601(b) (11) although it is contrary to paragraph 40 of
         APB Opinion No. 15, because it produces an anti-dilutive result.
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